As filed with the Securities and Exchange	Registration No. 333-_____
Commission on March 1, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING Life Insurance and Annuity Company

Connecticut

71-0294708

151 Farmington Avenue, Hartford, Connecticut 06156, (860) 723-2239

Michael A. Pignatella, Counsel

ING Life Insurance and Annuity Company

151 Farmington Avenue, TS31, Hartford, Connecticut 06156

(860) 723-2239

Approximate date of commencement of proposed sale to the public: It is proposed that the public offering will commence as soon as practicable after effectiveness of this filing.

If any of the securities being registered to this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] 333-133151

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Calculation of Registration Fee

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered	Per Unit	Offering Price	Registration Fee

	*	*	$10,000,000	$307

*The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

PARTS I AND II

The entire content of the Registration Statement on Form S-1 (File No. 333-133151), as filed with the United States Securities and Exchange Commission (“SEC”) on April 10, 2006 and Form 10-Q as filed with the SEC on May 15, 2006, August 14, 2006 and November 11, 2006 are incorporated herein by reference and made a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 1st day of March, 2007.

By:	ING LIFE INSURANCE AND ANNUITY
COMPANY
(REGISTRANT)

By:	/s/ Brian D. Comer

Brian D. Comer
President

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Julie E. Rockmore, Michael A. Pignatella, Scott Kreighbaum, and James Shuchart and each of them individually, such person's true and lawful attorneys and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signatures as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).

Signature	Title	Date

/s/ Brian D. Comer	President	)

Brian D. Comer	(principal executive officer))
)
/s/ Thomas J. McInerney	Director	) March

Thomas J. McInerney		) 1, 2007
)
/s/ Kathleen A. Murphy	Director	)

Kathleen A. Murphy		)
)
	Director	)

Catherine H. Smith		)
)
/s/ Robert W. Crispin	Director	)

Robert W. Crispin		)
)
/s/ David A. Wheat	Director and Chief Financial Officer	)

David A. Wheat		)
)
/s/ Steven T. Pierson	Chief Accounting Officer	)

Steven T. Pierson		)

EXHIBIT INDEX
Exhibit No.	Exhibit
16(5)	Opinion re: Legality

16(23)(a)	Consent of Independent Registered Public Accounting Firm

16(23)(b)	Consent of Legal Counsel	*
*Included in Exhibit 16(5) above